UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                          FORM 8-K

                       CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange
                         Act of 1934



Date of Report:           April 11, 2005
                (Date of earliest event reported)



                    Allen Organ Company
   (Exact name of registrant as specified in its charter)


    Pennsylvania                 0-275                    23-1263194
(State or other jurisdiction   (Commission              (IRS Employer
  of incorporation)            File Number)           Identification No.)



150 Locust Street, P.O. Box 36, Macungie, Pennsylvania   18062-0036
(Address of principal executive offices)                 (Zip Code)



                              610-966-2200
          (Registrants telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the
      Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the
      Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-
      2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-
      4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a
          Continued Listing Rule or Standard; Transfer of
          Listing

The Board of Directors of Allen Organ Company authorized and directed management of the Company to prepare and file with the Securities and Exchange Commission on or about May 12, 2005, a Form 15 relating to its Class B common stock to deregister the Class B common stock under the Securities Exchange Act of 1934. As a result of such action, the Class B common stock will no longer be eligible for listing on the NASDAQ stock market. Accordingly, in connection with deregistration of the Class B common stock under the Securities Exchange Act of 1934, the Company will also terminate the listing of the Class B common stock on NASDAQ on or about May 12, 2005. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01 Other Events

On April 11, 2005, Allen Organ Company issued a press release announcing its intention to file a Form 15 relating to its Class B common stock with the Securities and Exchange Commission on or about May 12, 2005 to deregister these securities and suspend the Company's reporting obligations under the Securities Exchange Act of 1934. Upon filing the Form 15, the Company's securities will no longer be eligible for quotation on NASDAQ and instead will be eligible for quotation on the pink sheets. A copy of the Press Release is attached as Exhibit 99.1 and is incorporated herein by reference.


Item 9.01 Financial Statements and Exhibits

(c)       Exhibits
          99.1 - Press Release dated April 11, 2005, announcing Allen Organ Company's plans to deregister its Class B common stock under the Securities Exchange Act of 1934.




                         Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     ALLEN ORGAN COMPANY

Date:      April 11, 2005          /s/ STEVEN MARKOWITZ
                                   Steven Markowitz, President